CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  August 12, 2003
                                             /s/ Robert A. Bourne
                                             --------------------------------
                                             Name:  Robert A. Bourne
                                             Title: President and Treasurer


                                             A signed  original of this  written
                                             statement  required  by Section 906
                                             has  been  provided  to CNL  Income
                                             Fund XII, Ltd. and will be retained
                                             by CNL Income  Fund XII,  Ltd.  and
                                             furnished  to  the  Securities  and
                                             Exchange  Commission  or its  staff
                                             upon request.